UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 4, 2020
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
65 Market Street
Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman
Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

Effective September 9, 2020, Tim Courtis resigned as Chief Financial Officer of Greenlight Capital Re, Ltd. (the “Company”) and Greenlight Reinsurance, Ltd. (“Greenlight” and together with the Company, the “Companies”). In connection with his resignation, Mr. Courtis entered into a Deed of Settlement and Release with the Companies, dated as of September 9, 2020 (the “Courtis Release Agreement”) pursuant to which Mr. Courtis agreed to waive any and all Claims (as defined in the Courtis Release Agreement) he may have against the Companies and remains subject to certain restrictive covenants under his employment agreement with the Companies, including confidentiality, non-compete, non-disparagement and non-solicit provisions. Mr. Courtis will receive a severance of $500,000, minus applicable taxes and withholdings, payable within thirty (30) days upon entering into the Courtis Release Agreement, plus any accrued but unpaid base salary and unused vacation.

The foregoing summary of the Courtis Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Courtis Release Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Resignation of Chief Underwriting Officer

Effective September 4, 2020, Brendan Barry resigned as Chief Underwriting Officer of the Companies. In connection with his resignation, Mr. Barry entered into a Deed of Settlement and Release with the Companies, dated as of September 4, 2020 (the “Barry Release Agreement”), pursuant to which Mr. Barry agreed to waive any and all Claims (as defined in the Barry Release Agreement) he may have against the Companies and remains subject to certain restrictive covenants under his employment agreement with the Companies, including confidentiality, non-compete, non-disparagement and non-solicit provisions. Mr. Barry will receive accrued but unpaid base salary and unused vacation but will not receive any severance or other benefit pursuant to the Barry Release Agreement.

The foregoing summary of the Barry Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Barry Release Agreement, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Appointment of Chief Underwriting Officer, Chief Financial Officer and Chief Accounting Officer

Effective as of September 4, 2020, Simon Burton, the Companies’ Chief Executive Officer, was appointed as Chief Executive Officer and Chief Underwriting Officer of the Companies. Mr. Burton has not received any changes in compensation or other benefits in connection with his appointment. Mr. Burton’s appointment as Chief Underwriting Officer is subject to the approval of the Cayman Islands Monetary Authority and Cayman Islands Immigration Department. Mr. Burton’s full biography and compensation information are included in the Company’s Current Form 8-K filed with the Securities and Exchange Commission on June 2, 2017 and is incorporated herein by reference.

Effective as of September 9, 2020, Neil Greenspan, the Companies’ Chief Accounting Officer, was appointed as Chief Financial Officer of the Companies. Mr. Greenspan has not received any changes in compensation or other benefits in connection with his appointment. Mr. Greenspan’s appointment as Chief Financial Officer is subject to the approval of the Cayman Islands Monetary Authority and Cayman Islands Immigration Department. Mr. Greenspan’s full biography is included in the Company’s Current Form 8-K filed with the Securities and Exchange Commission on December 7, 2018 and is incorporated herein by reference.

Effective as of September 9, 2020, Faramarz Romer, the Company’s Reporting and Compliance Officer, was appointed as Chief Accounting Officer and Treasurer of the Companies. Mr. Romer, age 44, has served as our Reporting and Compliance

Officer since July 2007. In his prior role with the Company, Mr. Romer oversaw the Company’s Securities and Exchange Commission reporting, periodic and annual financial reporting, internal audit and SOX 404 process. Mr. Romer is a Certified Public Accountant and member of the Chartered Professional Accountants of Canada. He received his Bachelor of Arts degree in Business Administration from the University of Western Ontario – Richard Ivey School of Business.

Item 8.01. Other Events.

Announcement of Executive Leadership Changes

On September 9, 2020, the Company issued a press release announcing the resignations of Mr. Courtis and Mr. Barry as Chief Financial Officer and Chief Underwriting Officer of the Companies, respectively. The Company also announced the appointment to each of the Companies of Mr. Burton as Chief Underwriting Officer, Mr. Greenspan as Chief Financial Officer and Mr. Romer as Chief Accounting Officer and Treasurer.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Deed of Settlement and Release, effective as of September 9, 2020, by and among Tim Courtis, Greenlight Capital Re, Ltd. and Greenlight Reinsurance, Ltd.
10.2	Deed of Settlement and Release, effective as of September 4, 2020, by and among Brendan Barry, Greenlight Capital Re, Ltd. and Greenlight Reinsurance, Ltd.
99.1	Announcement press release, “Greenlight Capital Re, Ltd. Announces Leadership Changes”, dated September 9, 2020, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Simon Burton
Name:	Simon Burton
Title:	Chief Executive Officer
Date:	September 9, 2020